                                                                    EXHIBIT 3.19

                          CERTIFICATE OF INCORPORATION
                                       OF
                       NALCO/EXXON ENERGY CHEMICALS, INC.

     Section 1. Name. The name of the corporation is Nalco/Exxon Energy
Chemicals, Inc. (the "Corporation").

     Section 2. Address. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County
of New Castle. The name of its registered agent at such address is The
Corporation Trust Company.

     Section 3. Business. The nature of the business or purpose to be conducted or promoted by the Corporation is to act as general partner of Nalco/Exxon
Energy Chemicals, L.P., a Delaware limited partnership, and to engage in any lawful act or activity for which corporations may be organized under the General
Corporation Law of the State of Delaware.

     Section 4. Capital Stock. The total number of shares of stock which the
Corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value $0.01 per share (the "Common Stock").

     Section 5. Restrictions on Transfer. No shareholder shall sell or otherwise transfer or enter into a contract for the sale or other transfer of any shares of Common Stock, or any interest therein, unless the board of directors of the
Corporation, by the affirmative vote of all of the directors then in office, shall have approved such proposed transaction. Any purported transfer of any
Common Stock in contravention of any of the restrictions on transfer contained herein shall be void and of no effect and shall not be registered in the share register of the Corporation.

     Section 6. Incorporator. The name and mailing address of the incorporator is as follows:

               Daniel Kanter
               Mayer, Brown & Platt
               190 S. LaSalle Street
               Chicago, Illinois  60603

     Section 7. Directors. The name and mailing address of each person who is to serve as a director of the Corporation is as follows, each to serve and hold office until the earliest of (a) the first annual meeting of stockholders, (b)
his or her successor is elected and qualified, or (c) his or her earlier death, resignation or removal from office:

Name                                      Mailing Address
----                                      ---------------

Christian L. Campbell                     7701 Highway-A
                                          Sugar Land, Texas 77478

Richard F. Humphreys                      7701 Highway-A
                                          Sugar Land, Texas 77478

Christopher A. Potter                     7701 Highway-A
                                          Sugar Land, Texas 77478

W. Steven Weeber                          7701 Highway-A
                                          Sugar Land, Texas 77478

     Section 8. Term of Corporation. The Corporation is to have perpetual existence.

     Section 9. Indemnification. (a) To the fullest extent now or hereafter permitted by law, directors of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          (b) The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of his or her acting as a director or officer of the
Corporation (and the Corporation, in the discretion of the board of directors of the Corporation, may so indemnify a person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
(including, without limitation, by or in the right of the Corporation), by reason of the fact that he or she is or was an employee or agent of the
Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Section 9(b) shall be deemed to be a contract between the Corporation and each person referred to herein.

          (c) No amendment to or repeal of these provisions shall apply to or have any effect on the rights of any person with respect to any acts or omissions of such person occurring prior to such amendments.

     Section 10. Amendments to By-laws. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized

                                      -2-

to adopt, amend or repeal the by-laws of the Corporation.

     Section 11. Miscellaneous. Meetings of the stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the
Corporation may be kept (subject to the provisions Of any law or regulation)
outside the State of Delaware at such place or places as may be designated from time to time by the board of directors of the Corporation or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

                                   * * * * * *

     Section 12. Amendments to Certificate of Incorporation. The Corporation
reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   * * * * * *

            I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand as of July 20, 1994.

                                           /s/ Daniel Kanter
                                           --------------------------------
                                           Daniel Kanter

                                      -3-

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       NALCO/EXXON ENERGY CHEMICALS, INC.

     It is hereby certified that:

     1. The present name of the corporation (hereinafter called the
"Corporation") is NALCO/EXXON ENERGY CHEMICALS, INC., which is the name under which the Corporation was originally incorporated; and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of
State of Delaware is July 20, 1994.

     2. This Restated Certificate of Incorporation restates and amends the
Certificate of Incorporation of the Corporation by amending said Certificate of
Incorporation of the Corporation in its entirety as set forth in Exhibit A attached hereto and made a part hereof.

     3. The Restated Certificate of Incorporation herein certified was duly adopted by the written consent of the shareholders of the Corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the
General Corporation Law of Delaware, as amended.

     IN WITNESS WHEREOF, said NALCO/EXXON ENERGY CHEMICALS, INC. has caused this certificate to be signed by John R. Sutley, its President this 1st day of
September, 1994.

                                           NALCO/EXXON ENERGY CHEMICALS, INC.

                                           By: /s/ John R. Sutley
                                              ------------------------------
                                           Name:   John R. Sutley
                                           Title:  President

                                      -1-

                                                                       EXHIBIT A

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       NALCO/EXXON ENERGY CHEMICALS, INC.

     Section 1. Name. The name of the corporation is Nalco/Exxon Energy
Chemicals, Inc. (the "Corporation").

     Section 2. Address. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County
of New Castle. The name of its registered agent at such address is The
Corporation Trust Company.

     Section 3. Business. The nature of the business or purpose to be conducted or promoted by the Corporation is to act as general partner of Nalco/Exxon
Energy Chemicals, L.P., a Delaware limited partnership, and to engage in any lawful act or activity for which corporations may be organized under the General
Corporation Law of the State of Delaware.

     Section 4. Capital Stock. The total number of shares of stock which the
Corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value $0.01 per share (the "Common Stock").

     Section 5. Term of Corporation. The Corporation is to have perpetual existence.

     Section 6. Indemnification. (a) To the fullest extent now or hereafter permitted by law, directors of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          (b) The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of his or her acting as a director or officer of the
Corporation (and the Corporation, in the discretion of the board of directors of the Corporation, may so indemnify a person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
(including, without limitation, by or in the right of the Corporation), by reason of the fact that he or she is or was an employee or agent of the
Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Section 9(b) shall be deemed to be a contract between the Corporation and each person referred to herein.
                                      A-1

          (c) No amendment to or repeal of these provisions shall apply to or have any effect on the rights of any person with respect to any acts or omissions of such person occurring prior to such amendments.

     Section 7. Amendments to By-laws. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

     Section 8. Miscellaneous. Meetings of the stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the
Corporation may be kept (subject to the provisions of any law or regulation)
outside the State of Delaware at such place or places as may be designated from time to time by the board of directors of the Corporation or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

     Section 9. Amendments to Certificate of Incorporation. The Corporation
reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                      A-2

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       NALCO/EXXON ENERGY CHEMICALS, INC.

                         Adopted in accordance with the
                        provisions of Section 242 of the
                      General Corporation Law of the State
                                   of Delaware

     The undersigned, being the President of NALCO/EXXON ENERGY CHEMICALS, INC.
(the "Company"), a corporation organized and existing under and by virtue of the
General Corporation Law of the State of Delaware (the "GCL"), does hereby certify:

1.   That the Certificate of Incorporation of the Company is hereby amended by changing Section 1 thereof so that, as amended, said Section 1 shall read in its entirety as follows:

     "1. The name of the corporation is ONDEO Nalco Energy Services, Inc. (the
     "Corporation")."

2.   That the foregoing amendment of the Certificate of Incorporation of the
     Company has been duly adopted in accordance with Section 242 of the GCL.

3.   That the Board of Directors of the Company duly adopted the resolutions setting forth the foregoing amendment, declaring said amendment to be advisable and referring such amendment to the stockholders of the Company for Consideration thereof.

4.   That the foregoing amendment has been duly approved and adopted in accordance with the provisions of the GCL by the unanimous consent of the stockholder of the Company on June 11, 2001 in accordance with the provisions of Section 228 of the GCL.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed this 14th day of June, 2001.

/s/ Jack A. Schubert
-----------------------------------------
NALCO/EXXON ENERGY CHEMICALS, INC.
By:  Jack A. Shubert
Title:  President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        ONDEO NALCO ENERGY SERVICES, INC.

                         Adopted in accordance with the
                          provisions Section 242 of the
                      General Corporation Law of the State
                                   of Delaware

     The undersigned, being the Secretary of ONDEO NALCO ENERGY SERVICES, INC.
(the "Company"), a corporation organized and existing under and by virtue of the
General Corporation law of the State of Delaware (the "GCL"), does hereby certify.

1.   That the Certificate of Incorporation of the Company is hereby amended by changing Section 1 thereof so that, as amended, said Section 1 shall read in its entirety as follows:

     "1. The name of the corporation is Nalco Energy Services, Inc. (the
     "Corporation")."

2.   That the foregoing amendment of the Certificate of Incorporation of the
     Company has been duly adopted in accordance with Section 242 of the GCL.

3.   That the Board of Directors of the Company duly adopt the resolutions setting forth the foregoing amendment, declaring said amendment to be advisable and referring such amendment to the stockholders of the Company for Consideration thereof.

4.   That the foregoing amendment has been duly approved and adopted in accordance with the provisions of the GCL by the unanimous consent of the stockholder of the Company on November 7, 2003 in accordance with the provisions of Section 228 of the GCL.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed this 7th day of November, 2003.

/s/ J. Michael Newton
------------------------------------
ONDEO NALCO ENERGY SERVICES, INC.
By:  J. Michael Newton
Title:  Secretary